STRATEGIC COMMUNICATIONS, LLC
                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS
                  for the nine months ended September 30, 2007
                             and for the years ended
                        December 31, 2006, 2005, and 2004






                                                         [Logo] McCauley Nicolas

                                    CONTENTS
                                    --------

Independent Auditors' Report                                                   2

Financial Statements:

   Balance Sheets                                                              3

   Statements of Operations and Members' Deficit                               4

   Statements of Cash Flows                                                    5

   Notes to Financial Statements                                            6-11

[Logo] McCauley, Nicolas & Company, LLC       The Solution is One Good Move Away
                 Certified Public Accountants & Advisors

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

To the Members of
Strategic Communications, LLC
Louisville, Kentucky

We have audited the accompanying balance sheets of Strategic Communications, LLC as of September 30, 2007, and December 31, 2006, 2005, and 2004, and the related statements of operations and members' deficit and cash flows for the nine months and years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Strategic Communications, LLC as of September 30, 2007, December 31, 2006, 2005, and 2004, and the results of its operations and its cash flows for the nine months and years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ McCauley, Nicolas & Company, LLC
McCauley, Nicolas & Company, LLC
Certified Public Accountants

Jeffersonville, Indiana
November 26, 2007

         702 North Shore Drive, Suite 500 Jeffersonville, IN 47130-3104
                  812-288-6621 fax 812-288-2885 www.mnccpa.com

      Kenneth N. Nicolas, CPA Ronald F Barnes, CPA, PFS Lee E. Pieper, CPA
     J. Patrick Byrne, CPA John C. Pieper, CPA Daniel K. McCauley, CPA, ABV
       J. Michael Grinnan, CPA Kenneth W. Coyle, CPA R. Kenneth Adams, CPA

                                     MEMBER
    PKF North American Network American Institute of CPAs AICPA PCPS Division
                  Indiana CPA Society Kentucky Society of CPAs

                          STRATEGIC COMMUNICATIONS, LLC

                                 BALANCE SHEETS
            September 30, 2007 and December 31, 2006, 2005, and 2004

                                                September 30,   December 31,   December 31,   December 31,
                                                     2007           2006           2005           2004
                                                -------------   ------------   ------------   ------------
                  ASSETS
                  ------
CURRENT ASSETS
  Cash                                           $        --    $        --    $    28,865    $        --
  Accounts receivable, net                           334,445        348,397        592,799        164,799
  Inventory, current portion                         409,377        363,087        256,810        295,398
  Other current assets                                10,831         16,734         34,330         13,896
                                                 -----------    -----------    -----------    -----------
   TOTAL CURRENT ASSETS                              754,653        728,218        912,804        474,093
                                                 -----------    -----------    -----------    -----------
PROPERTY AND EQUIPMENT
  Machinery and equipment                            317,595        311,248        300,818        242,402
  Furniture and fixtures                              72,009         72,009         49,342         45,305
  Leasehold improvements                              18,027         16,914          7,227         39,353
  Vehicles                                            89,470         89,471         44,266          7,678
                                                     497,101        489,642        401,653        334,738
    Less accumulated depreciation                   (235,654)      (187,709)      (132,808)       (90,031)
                                                 -----------    -----------    -----------    -----------
    PROPERTY AND EQUIPMENT, NET                      261,447        301,933        268,845        244,707
                                                 -----------    -----------    -----------    -----------
OTHER ASSETS
  Inventory, less current portion                     58,056         56,502         49,625         50,780
  Intangible asset                                    46,642         46,642             --             --
  Other assets                                        13,555         12,505         21,264         12,989
                                                 -----------    -----------    -----------    -----------
    TOTAL OTHER ASSETS                               118,253        115,649         70,889         63,769
                                                 -----------    -----------    -----------    -----------
      TOTAL ASSETS                               $ 1,134,353    $ 1,145,800    $ 1,252,538    $   782,569
                                                 ===========    ===========    ===========    ===========
       LIABILITIES AND MEMBERS' DEFICIT
       --------------------------------

CURRENT LIABILITIES
  Current portion of long-term debt              $   140,000    $   140,000    $     2,400    $        --
  Current portion of capital lease obligation         16,663         16,051             --             --
  Bank overdraft                                      34,456          3,784             --         15,982
  Accounts payable                                 1,192,653      1,018,317        877,933        806,385
  Accrued liabilities                                274,790        147,400        156,240        127,445
                                                 -----------    -----------    -----------    -----------
    TOTAL CURRENT LIABILITIES                      1,658,562      1,325,552      1,036,573        949,812
                                                 -----------    -----------    -----------    -----------
LONG TERM LIABILITIES
  Capital lease, less current portion                 12,331         24,905             --          3,095
  Loan payable to members                            212,092        374,778        491,887        357,058
                                                 -----------    -----------    -----------    -----------
    TOTAL LONG TERM LIABILITIES                      224,423        399,683        491,887        360,153
                                                 -----------    -----------    -----------    -----------
      TOTAL LIABILITIES                            1,882,985      1,725,235      1,528,460      1,309,965

      TOTAL MEMBERS' DEFICIT                        (748,632)      (579,435)      (275,922)      (527,396)
                                                 -----------    -----------    -----------    -----------
      TOTAL LIABILITIES AND MEMBERS' DEFICIT     $ 1,134,353    $ 1,145,800    $ 1,252,538    $   782,569
                                                 ===========    ===========    ===========    ===========

                       See notes to financial statemersts.

                          STRATEGIC COMMUNICATIONS, LLC

                  STATEMENTS OF OPERATIONS AND MEMBERS' DEFICIT for the nine months ended September 30, 2007 and the years ended December 31, 2006, 2005, and 2004

                                     September 30,   December 31,   December 31,   December 31,
                                          2007           2006           2005           2004
                                     -------------   ------------   ------------   ------------
NET SALES                             $ 2,486,265    $ 5,097,414    $ 6,657,947    $ 5,037,075

DIRECT MATERIAL COSTS                     994,333      2,645,756      3,905,061      2,433,786
                                      -----------    -----------    -----------    -----------
       GROSS PROFIT                     1,491,932      2,451,658      2,752,886      2,603,289
                                      -----------    -----------    -----------    -----------
OPERATING EXPENSES
    Salaries and wages                    751,748      1,445,990      1,162,778      1,466,246
    Commissions                                --        120,000             --             --
    Contract labor                        259,183        137,127        148,665        490,183
    Payroll taxes                          57,767         83,689        160,710         65,716
    Insurance                              94,539        149,168        159,041        117,334
    Rent                                   50,188         76,191         82,939         77,081
    Professional fees                      37,218        109,539         60,114         23,886
    Depreciation                           47,945         72,118         49,125         42,105
    Telephone and internet                 35,408         59,646         80,615         89,718
    Utilities                               1,693          6,083         19,547         18,044
    Office and postage expense              6,864         17,249         12,688         22,374
    Travel and lodging                     68,856         68,147        109,907         43,916
    Automobile expenses                    96,674        160,356        148,586        211,847
    Bank service charges                   18,686         15,876          6,082          9,475
    Freight                                16,401         39,198         38,046         21,158
    Miscellaneous expenses                  2,455         15,792         20,720         20,125
    Penalties                              40,879         39,588         47,558         79,080
    Dues and subscriptions                    971          1,985          5,613          6,342
    Taxes and licenses                      3,056          7,925          8,239          7,801
    Repairs and maintenance                 3,395          6,272          5,129          8,637
    Advertising and marketing              15,662         28,198         20,195         42,307
    Bad debt expense                       10,898          4,874         40,588         51,795
    Contributions                           1,300          3,900          6,060          9,756
    Lease payments                          1,203          1,289         14,687             --
    Moving expenses                            --          3,982          2,744          3,730
                                      -----------    -----------    -----------    -----------
     TOTAL OPERATING EXPENSES           1,622,989      2,674,182      2,410,376      2,928,656
                                      -----------    -----------    -----------    -----------
       OPERATING INCOME (LOSS)           (131,057)      (222,524)       342,510       (325,367)

OTHER INCOME (EXPENSES)
    Interest expense                      (47,572)       (64,340)       (78,034)       (38,602)
    Miscellaneous income                    9,432          7,953         29,224         20,695
    Loss on sale of equipment                  --        (27,199)       (45,469)        (8,919)
                                      -----------    -----------    -----------    -----------
     TOTAL OTHER INCOME (EXPENSES)        (38,140)       (83,586)       (94,279)       (26,826)
                                      -----------    -----------    -----------    -----------
       NET INCOME (LOSS)                 (169,197)      (306,110)       248,231       (352,193)

MEMBERS' DEFICIT, beginning of year      (579,435)      (275,922)      (527,396)      (172,469)
    Distributions                              --             --             --        (24,456)
    Contributed capital                        --          2,597          3,243         21,722
                                      -----------    -----------    -----------    -----------
MEMBERS' DEFICIT, end of year         $  (748,632)   $  (579,435)   $  (275,922)   $  (527,396)
                                      ===========    ===========    ===========    ===========

                       See notes to financial statements.

                          STRATEGIC COMMUNICATIONS, LLC

                            STATEMENTS OF CASH FLOWS
                  for the nine months ended September 30, 2007
             and the years ended December 31, 2006, 2005, and 2004

                                                         September 30,   December 31,   December 31,   December 31,
                                                              2007            2006          2005           2004
                                                         -------------   ------------   ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                        $(169,197)     $(306,110)      $ 248,231     $(352,193)
  Adjustments to reconcile net income to net cash
   provided by operating activities:
     Depreciation                                             47,945         72,118          49,125        42,105
     Loss on sale of equipment                                    --         27,199          45,469         8,919
     Bad debt expense                                         10,898          4,874          40,588        51,795
   Increase (decrease) in:
     Accounts receivable                                       3,054        239,528        (468,588)       69,194
     Inventory                                               (47,844)       (63,782)         39,743        38,145
     Other assets                                              4,853         26,355         (28,709)       41,682
   Increase (decrease) in:
     Accounts payable                                        174,336        140,384          71,548       303,819
     Bank overdraft                                           30,672          3,784         (15,982)       15,982
     Accrued liabilities                                     127,390         (8,840)         28,795       (90,495)
                                                           ---------      ---------       ---------     ---------
        Net cash provided by operating activities            182,107        135,510          10,220       128,953
                                                           ---------      ---------       ---------     ---------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of property and equipment                         (7,459)       (33,358)       (116,332)      (54,591)
  Proceeds from disposal of property and equipment                --          1,480              --            --
  Cash paid to acquire Uplink Technology, Inc.                    --         (2,500)             --            --
                                                           ---------      ---------       ---------     ---------
        Net cash (used) by investing activities               (7,459)       (34,378)       (116,332)      (54,591)
                                                           ---------      ---------       ---------     ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Short-term bank borrowings                                      --             --              --      (400,000)
  Principal payments on long-term debt                            --         (2,400)             --            --
  Principal payments on capital lease obligations            (11,962)       (13,085)         (3,095)      (53,356)
  Net advances (payments) from / to members                 (162,686)      (117,109)        134,829       357,058
  Distributions                                                   --             --              --       (24,456)
  Contributed capital                                             --          2,597           3,243        21,722
                                                           ---------      ---------       ---------     ---------
        Net cash provided (used) by financing activities    (174,648)      (129,997)        134,977       (99,032)
                                                           ---------      ---------       ---------     ---------
NET INCREASE (DECREASE) IN CASH                                   --        (28,865)         28,865       (24,670)

CASH AT BEGINNING OF YEAR/PERIOD                                  --         28,865              --        24,670
                                                           ---------      ---------       ---------     ---------
CASH AT END OF YEAR/PERIOD                                 $      --      $      --       $  28,865     $      --
                                                           =========      =========       =========     =========
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND
  FINANCING ACTIVITIES
   Acquisition of property and equipment:
     Cost of property and equipment                        $  (7,459)     $ (33,358)      $(118,732)    $ (54,591)
     Property and equipment purchased with debt                   --             --           2,400            --
                                                           ---------      ---------       ---------     ---------
        Net cash used to acquire property and equipment    $  (7,459)     $ (33,358)      $(116,332)    $ (54,591)
                                                           =========      =========       =========     =========
   Acquisition of Uplink Technology, Inc.
      Inventory                                            $      --      $ (49,372)      $      --     $      --
        Equipment                                                 --       (100,527)             --            --
        Customer list                                             --        (46,642)             --            --
        Capital lease obligation assumed                          --         54,041              --            --
        Acquisition purchased with long term debt                 --        140,000              --            --
                                                           ---------      ---------       ---------     ---------
        Cash paid to acquire Uplink Technology, Inc.       $      --      $  (2,500)      $      --     $      --
                                                           =========      =========       =========     =========

                       See notes to financial statements.

                          STRATEGIC COMMUNICATIONS, LLC

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Strategic Communications, LLC (the Company) is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company's management, who is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the combined financial statements.

The more significant accounting policies are as follows:

Nature of Operations
--------------------

The Company specializes in voice, video and data communications system solutions to customers. Headquartered in Louisville, Kentucky, the Company services the region including Greater Cincinnati, Ohio; Lexington, Kentucky; and Indianapolis, Indiana. The Company's vision has been to provide a total end-to-end communications solution to its customers.

Use of Estimates
----------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities (and disclosure of contingent assets and liabilities, if any) at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents
----------------

The Company considers all short-term investments with an original maturity of three months or less to be cash equivalents. There were no cash equivalents* at September 30, 2007, December 31, 2006, 2005, and 2004.

Accounts Receivable
-------------------

The Company uses the allowance for bad debts method of valuing doubtful accounts receivable which is based on historical experience, coupled with a review of the current status of existing receivables. Management has determined the allowance for doubtful receivables was $34,000, $34,000, $72,200 and $39,300 at September 30, 2007, December 31, 2006, 2005, and 2004, respectively.

Inventory
---------

Inventory is valued at the lower of cost or market, determined by using the first-in, first-out method. Market represents the lower of replacement cost or estimated net realizable value.

Property and Equipment
----------------------

Property and equipment are stated at cost. Maintenance and repairs are charged to expense as incurred; renewals or betterments are capitalized. Gain or loss on retirements or disposition of assets is credited or charged to operations, and the respective costs and accumulated depreciation are eliminated from the accounts.

                          STRATEGIC COMMUNICATIONS, LLC

NOTE 1--SUMMARY OF-SIGNIFICANT ACCOUNTING POLICIES--Continued

Property and Equipment Continued
--------------------------------

Depreciation is provided on the basis of estimated useful lives of the assets using the straight-line and declining-balance methods. The estimated useful lives are 5 to 15 years for machinery and equipment, 10 years for furniture and fixtures, 5 years for vehicles, and 10-40 years for leasehold improvements.

Intangible Assets
-----------------

In July 2001, the FASB issued Statements of Financial Accounting Standards ("Statement") No. 142, "Goodwill and Other Intangible Assets." This Statement changed the accounting for goodwill by requiring companies to stop amortizing goodwill and certain intangible assets with an indefinite useful life. Instead, goodwill and intangible assets deemed to have an indefinite useful life will be subject to an annual review for impairment. Intangible assets that are not deemed to have an indefinite life will continue to be amortized over their useful lives. Management has determined the carrying value of the intangible assets (customer list) was not impaired at September 30, 2007, and December 31, 2006 and has a value of $46,642.

Revenue Recognition
-------------------

Revenue is recognized under the accrual method as the services are rendered to the customer.

Advertising
-----------

Advertising costs are charged to expense as incurred.

Sales tax
---------

Sales tax is recognized net of revenues received.

NOTE 2--INVENTORY

Inventory which is shown on the Balance Sheets consists of various telephone, electrical and other supply parts used in the communication system. The inventory listed as noncurrent represents that portion of inventory on hand that is not expected to be immediately sold, but still has value. The total amount of inventory on hand is as follows:

                           September 30,
                                2007          2006           2005          2004
                           -------------    --------      --------      --------
Current                       $409,377      $363,087      $256,810      $295,398
Non-current                     58,056        56,502        49,625        50,780
                              --------      --------      --------      --------
Total inventory               $467,433      $419,589      $306,435      $346,178
                              ========      ========      ========      ========

                          STRATEGIC COMMUNICATIONS, LLC

NOTE 3--ACCRUED LIABILITIES

Accrued liabilities consist of the following:

                                    September 30,
                                         2007        2006      2005        2004
                                    ------------- --------   --------   --------
Accrued payroll and payroll taxes      $212,921   $128,159   $ 74,543   $ 61,245
Accrued penalties                        13,480      6,632     53,733     63,514
Accrued interest                         17,953        187     27,374         --
Accrued other expenses                   30,436     12,422        590      2,686
                                       --------   --------   --------   --------
                                       $274,790   $147,400   $156,240   $127,445
                                       ========   ========   ========   ========

NOTE 4--LONG-TERM DEBT

The loan agreement relating to the long-term note payable of $140,000 to Uplink Technology, Inc., as further discussed in Note 12, contains various covenants (terms) pertaining to the payment of the note. At September 30, 2007 and December 31, 2006, the Company was in breach of the covenant for payment and, as a result, Uplink Technology, Inc. has the right to call the note. Accordingly, the entire amount of the note is reflected as a current liability on the Balance Sheets.

NOTE 5--CAPITAL LEASES

In March 2006, the Company began leasing vehicles under agreements that are classified as capital leases. The cost of these vehicles under capital leases totaling $57,984 is included on the Balance Sheets as part of property and equipment. Accumulated amortization of the leased vehicles at September 30, 2007 and December 31, 2006 was $18,362 and $9,664, respectively, and is included as part of accumulated depreciation. Additionally, amortization of capital leases is included in "Depreciation" expense on the Statements of Operations and Members' Deficit.

The future minimum lease payments required under the capital leases and the present value of the minimum lease payments as of September 30, 2007 is as follows:

      September 30:
      2008                                                              $17,734
      2009                                                               12,578
                                                                        -------
      Total minimum lease payments                                       30,312
      Less amount representing interest                                  (1,318)
                                                                        -------
      Present value of minimum lease payments                            28,994
      Current portion of long-term capital lease obligations            (16,663)
                                                                        -------
      Long-term capital lease obligations, less current portion         $12,331
                                                                        =======

                          STRATEGIC COMMUNICATIONS, LLC

NOTE 6--LOAN PAYABLE TO MEMBERS

The Company has unsecured loans with members of the Company bearing interest at a rate of 10%. The balance of the loan payable to members was $212,092, $374,778, $491,887 and $357,058 at September 30, 2007 and at December 31, 2006,
2005 and 2004, respectively. There are no defined repayment terms within the loan. Management does not anticipate repayment of the advances currently, therefore they are being reflected as long-term on the Balance Sheets.

NOTE 7--OPERATING LEASES

The Company currently leases four automobiles for approximately $963 per month under noncancellable operating leases which expire from December 2007 to September 2008. Total expense under these operating leases for the period and years ended September 30, 2007, and December 31, 2006, 2005, and 2004 was $8,668, $11,557, $11,557, and $7,763, respectively.

At September 30, 2007, the future minimum lease obligations under the above operating leases can be summarized as follows:

                          2008              $6,932

NOTE 8--LEASED PREMISES

The Company leases its Louisville office space from an unrelated party under an operating lease that began December 2005. The lease is over a five-year term with monthly rental payments of $5,222. Previously, the office space in Louisville, Kentucky was rented from a related party under a three year lease that ended November 2005 for $3,500 per month. In addition, the Company leased various office space from unrelated parties under operating leases which expired March 2005 and May 2006 located respectively in Lexington and Florence, Kentucky. Total rent expenses under these leases are as follows:

                         September 30,
                              2007          2006          2005          2004
                         -------------    -------       -------       -------
    Rent expense            $50,188       $73,705       $82,567       $76,936
                            =======       =======       =======       =======

Future rental payments under the lease are:

                   September 30:
                      2008             $ 62,664
                      2009               62,664
                      2010               62,664
                      2011               10,444
                                       --------
                                       $198,436
                                       ========

                          STRATEGIC COMMUNICATIONS, LLC

NOTE 9--INCOME TAXES

The Company has elected to be treated as a partnership for federal income tax purposes under the provisions of the Internal Revenue Code. Under those provisions, all tax effects of the Company's income or loss are passed through to the members individually. Accordingly, no provision has been made for federal or state income taxes in the accompanying financial statements.

NOTE 10--CONCENTRATION OF CREDIT RISK

Cash Concentration Risk
-----------------------

The Company maintains its cash balances at financial institutions, which at times may be in excess of FDIC (Federal Deposit Insurance Corporation) insured limits.

Major Customers
---------------

Sales to one major customer during the period ended September 30, 2007 totaled approximately 17% of the total sales income. Sales to the major customers, for the years ended December 31, 2006, 2005 and 2004 were approximately 32%, 37% and 22% of the total sales income, respectively. The nature of the Company's business is such that major customers will vary due to technology needs.

Major Suppliers
---------------

Purchases from two major suppliers during the period ended September 30, 2007 and years ended December 31, 2006, 2005 and 2004 totaled approximately 52%, 34%, 37%, and 53% of the total purchases, respectively.

NOTE 11--ACQUISITION

On March 1, 2006, the Company purchased certain assets to include inventory, equipment and customer list totaling $196,541 and assumed certain liabilities of Uplink Technology, Inc. The Company paid cash to the seller (or third parties on their behalf) at closing, and seller financing through the issuance of a note for $140,000 and assumption of a capital lease obligations totaling $54,041. See
Note 4 for discussion regarding breach of covenant for payment under the financing arrangement.

The purchase of part of the assets of Uplink Technology, Inc. was accounted for by the purchase method, whereby the underlying assets acquired and liabilities assumed are recorded by the Company at their estimated fair value. The supplemental disclosures reported in the Statements of Cash Flows present additional information about the assets acquired and liabilities assumed as a result of the asset acquisition of Uplink Technology, Inc.

                          STRATEGIC COMMUNICATIONS, LLC

NOTE 11--ACQUISITIONS--Continued

In connection with the acquisition of Uplink Technology, Inc., the purchase price could be increased by a maximum of $120,000 if the Company or a majority of its assets are sold prior to February 28, 2008. Based on the letter of intent as discussed in Note 14, this amount in the Statement of Operations and Members' Deficit was recognized as a commission expense during the year ended December 31, 2006 and has been included in accounts payable as of September 30, 2007 and December 31, 2006.

NOTE 12--WORKING CAPITAL

The Company has a working capital deficit at September 30, 2007 of $903,909 (current assets of $754,653 less current liabilities of $1,658,562). Management recognizes the impact the operating losses have had and their effect on the working capital deficit, but anticipates with the future sale of substantially all business assets, as discussed further in Note 13, it should allow the Company to meet its working capital needs. The Company had net cash provided by operating activities of $182,107 during the year ended September 30, 2007.

NOTE 13--SALE OF OPERATING ASSETS UNDER AN OPERATING LETTER OF INTENT

The Company has entered into a letter of intent to sell all of the business assets (including but not limited to equipment, inventory, furniture, customers, customer lists, contracts, business names, trademarks and intellectual property) to an unrelated party for a sales price of approximately $2,250,000. This amount will be paid with a combination of cash, stock and a promissory note. If consummated, the transaction is scheduled to be completed in December 2007.